Exhibit 99.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  ON CONSOLIDATED FINANCIAL STATEMENT SCHEDULE





To Franklin Covey Co.:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in Franklin Covey Co.'s annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated September 25, 1998. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index on page 39 is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.





ARTHUR ANDERSEN LLP

Salt Lake City, Utah
September 25, 1998